UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2014

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-04329 (Commission File Number)	34-4297750 (IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio (Address of principal executive offices)	45840 (Zip Code)

Registrant's telephone number, including area code: (419) 423-1321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on January 29, 2014, Cooper Tire & Rubber Company (“CTB”) entered into an agreement (the “CCT Agreement”) by and among CTB, Cooper Tire Investment Holding (Barbados) Ltd., a wholly owned subsidiary of CTB (“Cooper Barbados,” together with CTB, the “Company”), Chengshan Group Company Ltd. (“Chengshan”) and The Union of Cooper Chengshan (Shandong) Tire Company Co., Ltd. regarding the Company’s joint venture, Cooper Chengshan (Shandong) Tire Company Ltd., in Rongcheng, China (“CCT”).

As contemplated by the CCT Agreement, on August 14, 2014, CTB, Cooper Barbados, Chengshan and Prairie Investment Limited (“Prairie”), a wholly owned subsidiary of Chengshan, entered into an option agreement (the “Option Agreement”).

The Option Agreement, among other matters, sets forth the details of the process for Chengshan to consumate either (i) the purchase by Prairie (as Chengshan’s designee) of Cooper Barbados’ equity interest in CCT for 65% of the Option Price (as defined below) or (ii) the sale of Chengshan’s equity interest in CCT to the Company for 35% of the Option Price pursuant to the options provided for in the CCT Agreement. In the event Chengshan elects not to exercise its right to have Prairie purchase Cooper Barbados’ equity interest or sell its interest in CCT to the Company or is unable to consummate such purchase or such sale, the Option Agreement, among other things, sets forth the process for the Company to exercise its option to purchase Chengshan’s equity interest in CCT for 35% of the Option Price. The “Option Price” under the CCT Agreement will be the greater of (i) the fair market value of CCT on a stand-alone basis, which value will not take into consideration the value of the trademarks and technologies licensed by the Company to CCT, as determined by an internationally recognized valuation firm (the “CCT Valuation”) and (ii) $435 million, in either case to be paid in cash at closing.

The CCT Agreement provides that, if the CCT Valuation is not provided on or before August 11, 2014 (the “Option Commencement Deadline”), the options of both parties will terminate and be of no effect unless the Company, at its sole discretion, elects to extend the deadline for the CCT Valuation. On August 11, 2014, the Company extended the Option Commencement Deadline from August 11, 2014 to August 14, 2014 to allow the parties to finalize the Option Agreement and related matters.

The Option Agreement further extends the Option Commencement Deadline until August 24, 2014. Furthermore, the Option Agreement, among other matters, provides that the documentation necessary to complete the transactions contemplated by the Option Agreement are to be held in escrow until an option is exercised by Chengshan or the Company or specified other events occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Assistant Secretary

Dated:  August 15, 2014